                                  Exhibit 11
                                  ----------

                                                                      Exhibit 11

                                     INDEX
                                     -----

Calculation of earnings per share for the quarters and for the years ended December 31:

                                                      PAGE
                                                      ----

                  o  1996                             E-3

                  o  1995                             E-4

                  o  1994                             E-5

                                                                      Exhibit 11


                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1996
                    (amounts in thousands, except per share data)


                                           Quarters (unaudited)
                                -------------------------------------------
PRIMARY                          First   Second    Third   Fourth    Year
---------------------------------------------------------------------------
Net income                      $ 6,682  $ 8,295  $ 6,631  $ 7,092  $28,700
                                ===========================================

Weighted average shares
  outstanding                    22,806   22,860   22,905   22,952   22,881
Weighted average effect of
  common stock equivalents          492      575      669      701      623
                                -------------------------------------------
                                 23,298   23,435   23,574   23,653   23,504
                                ===========================================

Primary net income per share    $   .29  $   .35  $   .28  $   .30  $  1.22
                                ===========================================

FULLY DILUTED
-------------

Net income                      $ 6,682  $ 8,295  $ 6,631  $ 7,902  $28,700
                                ===========================================

Weighted average shares
  outstanding                    22,806   22,860   22,905   22,952   22,881
Weighted average effect of
  common stock equivalents          533      663      729      759      793
                                -------------------------------------------
                                 23,339   23,523   23,634   23,711  $23,674
                                ===========================================

Fully diluted net income
 per share                      $   .29  $   .35  $   .28  $   .30  $  1.21
                                ============================================

All share and per share amounts have been adjusted for a 3 for 2 stock split effected on August 28, 1996.

                                                                      Exhibit 11

                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1995
                    (amounts in thousands, except per share data)


                                       Quarters (unaudited)
                                -----------------------------------
PRIMARY                         First    Second   Third   Fourth    Year
---------------------------------------------------------------------------

Net income                      $ 5,622  $ 5,614  $ 5,367  $ 5,674  $22,277
                                ===========================================

Weighted average shares
  outstanding                    22,494   22,547   22,617   22,743   22,601
Weighted average effect of
  common stock equivalents          197      283      395      404      328
                                -------------------------------------------
                                 22,691   22,830   23,012   23,147   22,929
                                ===========================================

Primary net income per share    $   .25  $   .25  $   .23  $   .25  $   .97
                                ===========================================

FULLY DILUTED
-------------

Net income                      $ 5,622  $ 5,614  $ 5,367  $ 5,674  $22,277
                                ===========================================

Weighted average shares
  outstanding                    22,494   22,547   22,617   22,743   22,601
Weighted average effect of
  common stock equivalents          224      351      480      507      522
                                -------------------------------------------
                                 22,718   22,898   23,097   23,250  $23,123
                                ===========================================

Fully diluted net income
 per share                      $   .25  $   .25  $   .23  $   .24  $   .96
                                ===========================================

All share and per share amounts have been adjusted for a 3 for 2 stock split effected on August 28, 1996.

                                                                      Exhibit 11

                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1994
                 (amounts in thousands, except per share data)

                                           Quarters (unaudited)
                                -------------------------------------------
PRIMARY                           First   Second    Third   Fourth    Year
---------------------------------------------------------------------------
Net income                      $ 4,679  $ 4,638  $ 4,352  $ 4,538  $18,207
                                ===========================================

Weighted average shares
  outstanding                    22,439   22,455   22,461   22,470   22,457
Weighted average effect of
  common stock equivalents          153      131      155      158      150
                                -------------------------------------------
                                 22,592   22,586   22,616   22,628   22,607
                                ===========================================

Primary net income per share    $   .21  $   .21  $   .19  $   .20  $   .81
                                ===========================================

FULLY DILUTED
-------------

Net income                      $ 4,679  $ 4,638  $ 4,352  $ 4,538  $18,207
                                ===========================================

Weighted average shares
  outstanding                    22,439   22,455   22,461   22,470   22,457
Weighted average effect of
  common stock equivalents          153      165      195      248      239
                                -------------------------------------------
                                 22,592   22,620   22,656   22,718  $22,695
                                ===========================================

Fully diluted net income
 per share                      $   .21  $   .21  $   .19  $   .20  $   .80
                                ===========================================

All share and per share amounts have been adjusted for a 3 for 2 stock split effected on August 28, 1996.